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                                                                   EXHIBIT 10.45

            FIRST AMENDMENT TO MARKETING AND DISTRIBUTION AGREEMENT


     This First Amendment to Marketing and Distribution Agreement ("Amendment") is made as of December ___, 1999 by and between AVANTGO, INC. ("AvantGo") and MICROSOFT CORPORATION ("Microsoft").

                                   AMENDMENT

1. Amendment.
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   1.1      A new Section 1.13 shall be added to the Agreement to read as follows:

      1.13  "AvantGo Trademarks" shall have the meaning provided in Section 2.8.

   1.2 A new Section 2.8 shall be added to the Agreement to read as follows:

      2.8 AvantGo hereby grants to Microsoft a non-exclusive, royalty-free, fully paid up, worldwide right and license to use the AvantGo trademarks identified on Exhibit IV, attached hereto (the "AvantGo Trademarks"), in Windows CE for the Palm-size PC, known under the internal Microsoft confidential code-name "Rapier" and currently planned to be released under the name Windows for Pocket PC Professional Edition 2000 and Windows for Pocket PC Standard Edition 2000 (hereinafter "the Product"), and in connection with the marketing, sale, and distribution of the Product. Microsoft acknowledges that AvantGo will own the AvantGo Trademarks. Microsoft's use of the AvantGo Trademarks shall inure solely to the benefit of AvantGo.

   1.3 Section 5.3 shall be deleted in its entirety and replaced with the following:

      5.3   Obligations Upon Termination. Articles 1, 2.1 (only to the extent
            ----------------------------
            the grant under Article 2.1 is irrevocable pursuant to Article 6 hereof), 2.2, 2.6, 2.7, 2.8, 6.3, 7, 8, 9 and 10 and all payment obligations incurred prior to termination, shall survive the expiration or termination of this Agreement.

   1.4 A new Section 6.3 and 6.4 shall be added to the Agreement to read as follows:

      6.3 In the event that Microsoft includes a web home page on the Product to advertise and enable access to file AvantGo service and such web home page contains the logos and trademarks of Amazon.com LLC and Times Company Digital (collectively referred to as "Content Providers") identified in Exhibit V, then AvantGo warrants that AvantGo, or an agent or licensee of AvantGo approved by Microsoft in writing, shall have valid and effective agreements with each of the Content Providers such that each agreement and Content Provider (i) states that the Content Providers will provide content of such Content Provider to end users of the Product through June 30, 2001;
            (ii) licenses the Content Provider logos and trademarks to Microsoft for inclusion in the default homepage of the Product worldwide, subject to Content Provider's prior review and approval; (iii) represents and warrants that the logos and trademarks do not infringe any third party trademark rights; and (iv) directly indemnifies Microsoft for any claims brought against Microsoft that the Content Provider logos and trademarks infringe or misappropriate any rights of a third party anywhere in the world.

      6.4 In the event that Microsoft includes a web home page on the Product to advertise and enable access to the AvantGo service and such web home page contains one or more logos or trademarks of a Sony entity, then AvantGo warrants that it shall have valid and effective agreements with Sony Online Entertainment, Inc. (hereinafter "Sony Online") and Hilltop New Media, Inc. d/b/a Columbia TriStar Interactive (hereinafter "Columbia TriStar") stating that Sony Online and Columbia TriStar will provide its content to end users of the Product through June 30, 2001,
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            however, in the event that Sony Online discontinues to deliver its content, this will not constitute a warranty breach as long as one or more Sony entities provide content through June 30, 2001.

   1.5 Section 8.1 shall be deleted in its entirety and replaced with the following:

      8.1 AvantGo warrants; (i) that AvantGo has not granted and will not grant any rights in the Software or the AvantGo Trademarks to any third party which grant is inconsistent with the rights granted to Microsoft in this Agreement; (ii) to the best of AvantGo's knowledge, the Software does not infringe any patent; (iii) that neither the Software nor the AvantGo Trademarks infringe any trademark, trade secret, copyright or other proprietary right held by a third party, provided that Microsoft agrees that AvantGo shall not be responsible for any settlement made by Microsoft which would require an admission of AvantGo's breach of subsections (ii) and
            (iii) without AvantGo's written permission, whose permission shall not be unreasonably withheld. EXCEPT FOR THE EXPRESS WARRANTIES STATED ABOVE, AVANTGO DISCLAIMS ALL WARRANTIES ON SOFTWARE AND SERVICES FURNISHED HEREUNDER INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR USE.

   1.6 Section 8.2 shall be deleted in its entirety and replaced with the following:

      8.2 AvantGo shall, at its expense and Microsoft's request, defend any claim or action brought against Microsoft, and Microsoft's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, to the extent such action is based upon a claim that the Software or AvantGo Trademarks infringe or violate any patent, copyright, trademark, trade secret or other proprietary right of a third party; and AvantGo shall indemnify and hold Microsoft harmless from and against any costs, damages, and fees reasonably incurred by Microsoft, including but not limited to fees of attorneys and other professionals, that are attributable to such claim; provided that: (i) Microsoft gives AvantGo reasonably prompt notice in writing of any such claim or action and permits AvantGo, to answer and defend the claim or action; (ii) Microsoft provides AvantGo information, assistance and authority, at AvantGo's expense, to assist AvantGo in defending the claim or action; and (iii) Microsoft shall not be responsible for any settlement made by AvantGo without Microsoft's written permission, which permission shall not be unreasonably withheld. AvantGo shall have no indemnity liability under this Section to the extent that the claim or lawsuit is based upon Microsoft's modification of the Software. Microsoft shall have the right to employ separate counsel at its own expense and participate in the defense of any claim or action. In the event Microsoft and AvantGo agree to settle a claim or action, AvantGo agrees not to publicize the settlement without first obtaining Microsoft's written permission, which permission will not be unreasonably withheld.

   1.7 The "Software" defined on Exhibit I shall be amended to include the AvantGo desktop Mobile Application Link Software, also known as "AvantGo Connect."

   1.8 New Exhibits IV and V shall be added to the Exhibit in the form attached to this Amendment.

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2. Effect of Amendment. This Amendment shall amend, modify and supersede, to the
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   extent of any inconsistencies, the provisions of the Agreement. Except as expressly affected by this Amendment, the Agreement shall remain in full force and effect. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above. All signed copies of this Amendment shall be deemed originals. This Amendment does not constitute an offer by MICROSOFT. This Amendment shall be effective upon execution on behalf of AvantGo and Microsoft by their duly authorized representatives.

MICROSOFT CORPORATION         AVANTGO, INC.

/s/ Roger Weed                /s/ Felix Lin
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(Sign)                        (Sign)

Roger Weed                    Felix Lin
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Name (Print)                  Name (Print)

Director of Marketing         CEO
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Title                         Title

1/25/00                       12/25/99
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Date                          Date

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